Pineapple Energy Reports Fourth Quarter 2022 Financial Results

March 30, 2023, at 4:15 p.m. EST

•	Revenue +192% from Q3 2022
•	Gross profit +256% from Q3 2022
•	GAAP Net Loss ($539k), pro forma adjusted EBITDA ($170k)
•	Increased pending installations to $47 million as of year-end
•	$8 million of cash, restricted cash, and investments
•	Completed acquisition of SUNation, leading New York installer, tripling revenue run rate

MINNETONKA, MN, March 30, 2023 /Globe Newswire/ -- Pineapple Energy Inc. (NASDAQ:PEGY), a leading provider of sustainable solar energy and back-up power to households and small businesses, today announced select financial results for the fourth quarter ended December 31, 2022. Results reflect a partial quarter of contribution from SUNation, the acquisition of which closed on November 9, 2022.

Pineapple CEO Kyle Udseth commented, “What a difference a year makes. We entered 2022 as a small private company with big ambitions. We exit the year with two major acquisitions under our belt, operations across the country, the resources to pursue our unique growth strategy, and a highly skilled management team. With 2023 projected revenue of $80 million and line of sight to flip to positive cash flow from operations, we have demonstrated our ability to execute...which in turn is helping us build our pipeline of potential new acquisitions. We appreciate the confidence and support of our customers, employees, and shareholders, and look forward to making meaningful progress in the year ahead.”

Fourth Quarter Business Highlights

•	Solid Performance (pro forma Q4 2022 vs pro forma Q4 2021):
○	kW sold +22%
○	kW installed +23%
•	Appointed Eric Ingvaldson as Chief Financial Officer
•	Appointed SUNation executives Scott Maskin to the Pineapple Board of Directors and James Brennan to Senior Vice President of Corporate Development

Fourth Quarter 2022 GAAP Results from Continuing Operations1

	4th Quarter 2022	3rd Quarter 2022[3]	4th Quarter 2021
Revenue	$17,183,617	$5,888,162	$12,745
Gross Profit	$5,005,122	$1,404,173	$12,745
Operating Expense	$8,550,236	$3,827,944	$1,153,059
Net Loss	$(539,502)	$(2,542,788)	$(1,508,611)
Cash, restricted cash & investments[2]	$7,923,244	$10,236,453	$18,966
Diluted Loss per Share	($0.06)	($0.34)	($0.49)

1 Includes continuing operations and excludes discontinued operations.

2 Includes restricted cash and liquid investments of $4,463,089 as of December 31, 2022 and $4,578,099 as of September 30, 2022, earmarked for payment of contingent value rights.

3 As the determination for discontinued operations was made at December 31, 2022, the 3rd Quarter 2022 numbers have been adjusted to reflect continuing operations only.

All figures below are for the fourth quarter of 2022 unless noted otherwise. Because Pineapple had no meaningful operations in the fourth quarter of 2021, all comparisons are sequential with the third quarter of 2022, unless noted otherwise.

Total revenue of $17.2 million was up 192% sequentially due to the contribution from a partial quarter of SUNation combined with higher installations in Hawaii.

Gross profit of $5.0 million was up 256% sequentially, driven by a partial quarter of SUNation and the margin contribution from battery storage add-on sales.

Net loss of $0.54 million declined by 79% sequentially, due to a $3.34M favorable fair value remeasurement of the contingent value right liability.

Fourth Quarter 2022 Pro Forma Results

To facilitate analysis of the Company’s operating business, below is an unaudited pro forma presentation of results as if the Company had completed the CSI merger, HEC and E-Gear acquisitions, and SUNation acquisition as of January 1, 2021.

	Three Months Ended December 31
	2022	2021
Revenue	$23,537,582	$20,844,290
Net Income (Loss)	1,005,577	(1,557,670)

Adjusted EBITDA*	(169,786)	(17,856)

* Adjusted EBITDA is a non-GAAP financial measure. See “Pro Forma Results and Non-GAAP Financial Measures” and the reconciliations in this release for further information.

Fourth Quarter Proforma Highlights (pro forma Q4 2022 vs pro forma Q4 2021)

•	Revenue +13% due to organic growth in kW and battery storage installed
•	Proforma Adjusted EBITDA decline of $0.152M due to permitting delays in Hawaii, which have since been resolved

The unaudited pro forma financial information above is not necessarily indicative of consolidated results of operations of the combined business had the acquisition occurred at the beginning of the respective period, nor is it necessarily indicative of future results of operations of the combined company. The above unaudited pro forma results are not adjusted for the level of corporate overhead costs needed to support the go-forward strategy and instead include a higher cost structure based on operating legacy businesses and the structure in place while carrying out plans to complete the transaction. The unaudited pro forma financial information above includes adjustments to add amortization expense for intangible assets totaling $167,708 and $506,250 and excludes transaction costs totaling $1,003,946 and $926,019 for the three months ended December 31, 2022 and 2021, respectively. Additionally, both the HEC and SUNation businesses are seasonal with Q3 and Q4 and Q2 and Q3, respectively, historically being the strongest quarters.

Outlook

With SUNation fully integrated at the start of 2023, Pineapple expects revenue in the range of $80 to $85 million before any additional acquisitions. The company expects to cross to positive cash flow from operations in the second half of the year.

Extension to File 10-K and Other Matters

Due primarily to the timing of the SUNation acquisition and the change in presentation for discontinued operations, the Company requires additional time to complete its Annual Report on Form 10-K. The Company intends to file a Form 12b-25 with the SEC providing the Company a 15-day extension to file Form 10-K. As a result, the information contained in this release is subject to change. Further, this release does not contain full information about the results of operations or cash flows for the fourth quarter and year ended December 31, 2022, or the Company’s financial position as of December 31, 2022 or the date of this release.

Based on the Company’s current financial position, the Company’s forecasted future cash flows for the next twelve months indicate that the Company may not have sufficient cash to repay the $5.0 million short-term note issued to Pineapple Board Member and Executive Scott Maskin in connection with the SUNation acquisition. As a result, the Company may seek to raise capital through sources that may include public or private equity offerings, debt financings and/or strategic alliances. However, additional funding may or may not be available on terms acceptable to the Company.

Status of Contingent Value Rights

The CVR liability as of December 31, 2022 was estimated at $7,402,714 and represents the estimated fair value as of that date of the legacy CSI assets to be distributed to CVR holders.

About Pineapple Energy

Pineapple is focused on growing leading local and regional solar, storage, and energy services companies nationwide. Our vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage. Our portfolio of brands (SUNation, Hawaii Energy Connection, E-Gear, Sungevity, and Horizon Solar Power) provide homeowners and small businesses with an end-to-end product offering spanning solar, battery storage, and grid services.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth or growth opportunities, future opportunities, future flexibility to pursue acquisitions, future cash flows, and the expected financial impact of, and results following, the SUNation acquisition. These statements are based on the Company’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties, including those set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. The Company does not undertake any obligation to update or revise these forward-looking statements for any reason, except as required by law.

Contacts:

Pineapple Energy

Kyle Udseth

Chief Executive Officer

+1 (952) 996-1674

kyle@pineappleenergy.com

Eric Ingvaldson

Chief Financial Officer

+1 (952) 996-1674

Eric.Ingvaldson@pineappleenergy.com

The Blueshirt Group

Gary Dvorchak, CFA

Managing Director

+1 (323) 240-5796

gary@blueshirtgroup.com

PINEAPPLE ENERGY INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Sales	$17,183,617	$12,745	$27,522,099	$38,162
Cost of sales	12,178,495	—	20,144,654	—
Gross profit	5,005,122	12,745	7,377,445	38,162
Operating expenses:
Selling, general and administrative expenses	6,418,864	362,537	12,211,135	1,060,522
Amortization expense	1,048,990	357,324	3,133,460	1,429,295
Transaction costs	832,382	433,198	2,231,529	2,410,634
Impairment loss	250,000	—	250,000	—
Total operating expenses	8,550,236	1,153,059	17,826,124	4,900,451
Operating loss from continuing operations before income taxes	(3,545,114)	(1,140,314)	(10,448,679)	(4,862,289)
Other income (expense):
Investment and other income	12,660	—	119,634	—
Gain on sale of assets	750	—	1,229,883	—
Fair value remeasurement of earnout consideration	—	—	4,684,000	—
Fair value remeasurement of contingent value rights	3,340,509	—	2,125,949	—
Interest and other expense	(336,070)	(368,297)	(976,606)	(1,373,261)
Foreign currency translation loss	—	—	—	—
Other income (expense), net	3,017,849	(368,297)	7,182,860	(1,373,261)
Net loss before income taxes	(527,265)	(1,508,611)	(3,265,819)	(6,235,550)
Income tax expense	12,237	—	12,237	—
Net loss from continuing operations	(539,502)	(1,508,611)	(3,278,056)	(6,235,550)
Net loss from discontinued operations, net of tax	(6,851,760)	—	(7,074,184)	—
Net loss	(7,391,262)	(1,508,611)	(10,352,240)	(6,235,550)

Other comprehensive gain (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities	22,338	—	(10,422)	—
Total other comprehensive gain (loss)	22,338	—	(10,422)	—
Comprehensive loss	$(7,368,924)	$(1,508,611)	$(10,362,662)	$(6,235,550)

Basic net loss per share:
Continuing operations	$(0.06)	$(0.49)	$(0.49)	$(2.03)
Discontinued operations	(0.78)	—	(1.05)	—
	$(0.84)	$(0.49)	$(1.54)	$(2.03)

Diluted net loss per share:
Continuing operations	$(0.06)	$(0.49)	$(0.49)	$(2.03)
Discontinued operations	(0.78)	0.00	(1.05)	—
	$(0.84)	$(0.49)	$(1.54)	$(2.03)

Weighted Average Basic Shares Outstanding	8,794,390	3,074,998	6,741,446	3,074,998
Weighted Average Dilutive Shares Outstanding	8,794,390	3,074,998	6,741,446	3,074,998

Pro Forma Results and Non-GAAP Financial Measures

This press release includes unaudited pro forma information, which represents the results of operations as if the Company had completed the CSI merger, the HEC and E-Gear asset acquisitions and the SUNation acquisition as of January 1, 2021. The unaudited pro forma financial information presented in this press release is not necessarily indicative of consolidated results of operations of the combined business had the acquisition occurred at the beginning of the respective period, nor is it necessarily indicative of future results of operations of the combined company.

For the three months ended December 30, 2022 and 2021, the unaudited pro forma financial information includes adjustments to amortization expense for intangible assets totaling $167,708 and $506,250, respectively, and excludes transaction costs totaling $1,003,946 and $926,019, respectively.

This press release also includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

Adjusted EBITDA is a non-GAAP financial measure provided in this release, and is net income (loss), on a pro forma basis calculated in accordance with GAAP, adjusted for pro forma interest, income taxes, depreciation, amortization, impairment loss, and non-cash fair value remeasurement adjustments as detailed in the reconciliations presented below in this press release.

These non-GAAP financial measures are presented because the Company believes they are useful indicators of its operating performance. Management uses these measures principally as measures of the Company’s operating performance and for planning purposes, including the preparation of the Company’s annual operating plan and financial projections. The Company believes these measures are useful to investors as supplemental information and because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company also believes these non-GAAP financial measures are useful to its management and investors as a measure of comparative operating performance from period to period.

The non-GAAP financial measures presented in this release should not be considered as an alternative to, or superior to, their respective GAAP financial measures, as measures of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and they should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, these measures do not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating non-GAAP financial measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using non-GAAP financial measures on a supplemental basis. The Company’s definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

Reconciliation of Non-GAAP to GAAP Financial Information

Reconciliation of Pro Forma Net Income (Loss) to Pro Forma Adjusted EBITDA:

	Three Months Ended December 31
	2022	2021
Pro Forma Net Income (Loss)	$1,005,577	$(1,557,670)
Interest expense	353,961	392,869
Interest income	(6,459)	(3,569)
Income taxes	(5,182)	25,075
Depreciation	70,421	261,865
Amortization	1,216,698	863,574
Impairment loss	250,000	-
Stock compensation	285,707	-
FV remeasurement of contingent value rights	(3,340,509)	-
Pro Forma Adjusted EBITDA	$(169,786)	$(17,856)